                                                                    EXHIBIT h(5)


                             MEMORANDUM OF AGREEMENT



         This Memorandum of Agreement is entered into as of the date indicated on Exhibit "A" between AIM Floating Rate Fund, AIM Growth Series, AIM Investment Funds and AIM Series Trust (each a "Company" and collectively, the "Companies"), on behalf of the portfolios listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies and AIM agree as follows:

         1. Each Company, for itself and its Funds, and AIM agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, AIM will not charge any administrative fee under each Fund's advisory agreement in connection with securities lending activities.

         2. Neither a Company nor AIM may remove or amend the fee waivers to a Company's detriment prior to requesting and receiving the approval of the Fund's Board to remove or amend such fee waiver as described on the attached Exhibit "A". AIM will not have any right to reimbursement of any amount so waived.

         Unless a Company, by vote of its Board of Trustees, or AIM terminates the fee waiver, or a Company and AIM are unable to reach an agreement on the amount of the fee waiver to which the Company and AIM desire to be bound, the fee waiver will continue indefinitely with respect to such Company. Exhibit "A" will be amended to reflect the new date through which a Company and AIM agree to be bound.

         Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Company or AIM with respect to any other fee waivers, expense reimbursements and/or expense limitations

         IN WITNESS WHEREOF, each Company, on behalf of itself and its Funds listed in Exhibit "A" to this Memorandum of Agreement, and AIM have entered into this Memorandum of Agreement as of the date written above.



                                    AIM FLOATING RATE FUND
                                    AIM GROWTH SERIES
                                    AIM INVESTMENT FUNDS
                                    AIM SERIES TRUST


                                    By:  /s/ ROBERT H. GRAHAM
                                       -----------------------------------------

                                    Title:   President
                                          --------------------------------------


                                    A I M ADVISORS, INC.


                                    By:  /s/ ROBERT H. GRAHAM
                                       -----------------------------------------

                                    Title:   President
                                          --------------------------------------

                                  EXHIBIT "A"


                             AIM FLOATING RATE FUND

FUND                                               EFFECTIVE DATE                       COMMITTED UNTIL*
----                                               --------------                       ----------------
AIM Floating Rate Fund                             September 1, 2001


                               AIM GROWTH SERIES

FUND                                               EFFECTIVE DATE                       COMMITTED UNTIL*
----                                               --------------                       ----------------
AIM Basic Value Fund                                   June 5, 2000
AIM Euroland Growth Fund                             September 1, 2001
AIM Mid Cap Equity Fund                              September 1, 2001
AIM Small Cap Growth Fund                           September 11, 2000

                              AIM INVESTMENT FUNDS

FUND                                               EFFECTIVE DATE                       COMMITTED UNTIL*
----                                               --------------                       ----------------
AIM Developing Markets Fund                          September 1, 2001
AIM Global Energy Fund                               September 1, 2001
AIM Global Financial Services Fund                  September 11, 2000
AIM Global Health Care Fund                          September 1, 2001
AIM Global Infrastructure Fund                      September 11, 2000
AIM Global Telecommunications and
     Technology Fund                                 September 1, 2001
AIM Strategic Income Fund                            September 1, 2001


                                AIM SERIES TRUST

FUND                                               EFFECTIVE DATE                       COMMITTED UNTIL*
----                                               --------------                       ----------------
AIM Global Trends Fund                               September 1, 2001



* Committed until the Company or AIM requests and receives the approval of the Company's Board to remove or amend such fee waiver. Such commitments are evergreen until amended and apply to each Fund.